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                                                                     EXHIBIT 5.1


                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 Newport Center Drive, Suite 1600
                          Newport Beach, CA 92660-6422
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100

                              SAN FRANCISCO OFFICE
                        44 MONTGOMERY STREET, SUITE 4200
                         SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE (415) 283-2240
                            FACSIMILE (415) 283-2255

                              SANTA BARBARA OFFICE
                                302 OLIVE STREET
                         SANTA BARBARA, CALIFORNIA 93101
                            TELEPHONE (805) 564-0065
                            FACSIMILE (805) 564-1044


                                  June 13, 2001

The TriZetto Group, Inc.
567 San Nicolas Drive, Suite 360
Newport Beach, CA  92660

         Re: The TriZetto Group, Inc.
             Registration Statement on Form S-3, Commission File No. 333-58982


Dear Ladies & Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-3, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which incorporates by reference Registration No. 333-58982, filed by The TriZetto Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (as amended the "Registration Statement") covering an underwritten public offering of an aggregate of 6,900,000 shares of the Company's common stock, $0.001 par value, including 6,348,000 shares to be sold by the Company, of which 828,000 shares will be subject to an over-allotment option to be granted to the underwriters by the Company (the "Company Shares"), and 552,000 shares to be sold by certain selling stockholders of which 72,000 shares will be subject to an over-allotment option to be granted to the underwriters by the selling stockholders (the "Selling Stockholder Shares") (collectively, the "Common Stock").

         In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus included therein, the Company's Certificate of Incorporation and Bylaws, as amended to date, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Company's Board of Directors.

         Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the Common Stock, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                                 Very truly yours,

                                                 Stradling Yocca Carlson & Rauth